Exhibit 1.1

TRINA SOLAR LIMITED

(an exempted company limited by shares

under the laws of the Cayman Islands)

5,406,280 American Depositary Shares

each representing 100 Ordinary Shares

UNDERWRITING AGREEMENT

Dated: •, 2007

i

(c)	Opinion of Special U.S. Counsel for Company	27
(d)	Opinion of Special PRC Counsel for Company	27
(e)	Opinion of Local Counsel for Selling Shareholders	27
(f)	Opinion of Special U.S. Counsel for Selling Shareholders	27
(g)	Opinion of U.S. Counsel for Underwriters	27
(h)	Opinion of Special PRC Counsel for Underwriters	27
(i)	Opinion of Counsel for Depositary	27
(j)	Officers’ Certificate	28
(k)	Certificate of Selling Shareholders	28
(l)	Accountant’s Comfort Letter	28
(m)	Bring-down Comfort Letter	28
(n)	No Objection by NASD	28
(o)	Lock-up Agreement	28
(p)	Conditions to Purchase of Option Securities	29
(q)	Additional Documents	30
(r)	Termination of Agreement	30
SECTION 6.	Indemnification	30
(a)	Indemnification of the Underwriters	30
(b)	Indemnification by the Selling Shareholders	31
(c)	Indemnification of the Company, Directors and Officers and Selling Shareholders	31
(d)	Actions against Parties; Notification	32
(e)	Settlement without Consent if Failure to Reimburse	32
SECTION 7.	Contribution	33
SECTION 8.	Representations, Warranties and Agreements to Survive Delivery	34
SECTION 9.	Termination of Agreement	34
(a)	Termination; General	34
(b)	Liabilities	34
SECTION 10.	Default by One or More of the Underwriters	35
SECTION 11.	Default by One or More of the Selling Shareholders or the Company	35
SECTION 12.	Waiver of Immunities	36
SECTION 13.	Consent to Jurisdiction; Appointment of Agent for Service of Process	36
(a)	Consent to Jurisdiction	36
(b)	Appointment of Agent for Service of Process	36
SECTION 14.	Judgment Currency	37
SECTION 15.	Notices	38
SECTION 16.	No Advisory or Fiduciary Relationship Notices	38
SECTION 17.	Parties	39
SECTION 18.	Governing Law and Time	39
SECTION 19.	Effect of Headings	39
SECTION 20.	Definitions	39

ii

SECTION 21.	Counterparts	39

SCHEDULES
Schedule A	List of Underwriters	Sch A-1
Schedule B	List of Selling Shareholders	Sch B-1
Schedule C	Offering Price	Sch C-1
Schedule D	List of Persons and Entities Subject to Lock-up	Sch D-1
Schedule E	Issuer General Use Free Writing Prospectuses	Sch E-1
Schedule F	Notice Addresses of Selling Shareholders	Sch F-1

EXHIBITS
Exhibit A	Form of Opinion of Company’s Cayman Islands Counsel to be Delivered Pursuant to Section 5(b)	A-1
Exhibit B	Form of Opinion of Company’s U.S. Counsel to be Delivered Pursuant to Section 5(c)	B-1
Exhibit C	Form of Opinion of Company’s People’s Republic of China Counsel to be Delivered Pursuant to Section 5(d)	C-1
Exhibit D	Form of Opinion of Selling Shareholders’ Local Counsel to be Delivered Pursuant to Section 5(e)	D-1
Exhibit E	Form of Opinion of Selling Shareholders’ U.S. Counsel to be Delivered Pursuant to Section 5(f)	E-1
Exhibit F	Form of Opinion of U.S. Counsel to the Depositary to be Delivered Pursuant to Section 5(i)	F-1
Exhibit G	Form of Lock-up Letter Pursuant to Section 5(o)	G-1

iii

TRINA SOLAR LIMITED

(an exempted company limited by shares

under the laws of the Cayman Islands)

5,406,280 American Depositary Shares

each representing 100 Ordinary Shares

UNDERWRITING AGREEMENT

•, 2007

Merrill Lynch, Pierce, Fenner & Smith Incorporated

as Representative of the several Underwriters

4 World Financial Center

250 Vesey Street New York,

New York 10080

Ladies and Gentlemen:

Trina Solar Limited, an exempted company limited by shares under the laws of the Cayman Islands (the “Company”), and the persons listed in Schedule B hereto (the “Selling Shareholders”), confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of American Depositary Shares (“ADSs”), each ADS representing 100 ordinary shares, par value US$0.00001 per share, of the Company (“Ordinary Shares”), set forth in Schedules A and B hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof for the Underwriters to purchase all or any part of 810,942 additional ADSs, to cover over-allotments, if any. The aforesaid 5,406,280 ADSs (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 810,942 ADSs subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” The offer of the Securities by the Underwriters is hereinafter called the “Offering.”

The Ordinary Shares to be represented by ADSs are to be deposited pursuant to a deposit agreement (the “Deposit Agreement”), among the Company, The Bank of New York, as depositary (the “Depositary”), and the owners and beneficial owners from time to time of the American Depositary Receipts (“ADRs”) to be issued under the Deposit Agreement and evidencing the ADSs.

Unless the context otherwise requires, references to the “Securities” herein shall constitute references both to the Ordinary Shares and to the ADSs (and to the Ordinary Shares represented by such ADSs). All references to “US dollars,” “US$” or “$” herein are to United States dollars.

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-142970) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the amendments, exhibits and schedules thereto, if any, at the time it became effective and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the Offering is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

The Company and the Depositary have prepared and filed with the Commission a registration statement on Form F-6 (No. 333-139161) and a related prospectus, which may be in the form of the ADR certificate, for the registration under the 1933 Act of the ADSs evidenced by ADRs, have filed such amendments thereto and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement on Form F-6 for the registration of the ADSs evidenced by ADRs, as amended at the time it became effective (including by the filing of any post-effective amendments thereto), is hereinafter called the “ADR Registration Statement.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Controlling Shareholders. Each of the Company and Wonder World Limited and Jewel Springs Limited (the “Controlling Shareholders”), jointly and severally, represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(d) hereof, and as of each Date of Delivery (if any) referred to in Section 2(d) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, and the ADR Registration Statement has been declared effective by the Commission under the 1933 Act or 1934 Act, as applicable, and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto, or the ADR Registration Statement has been issued under the 1933 Act or 1934 Act, as applicable, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the relevant Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Time (and, if any Option Securities are purchased, at the relevant Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedule B hereto, all considered together (collectively, the

“General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means • p.m. (New York City time) on •, 2007 or such other time as agreed by the Company and the Representative.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being specified in Schedule D hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free

Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.

Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act) complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the Offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the time the ADR Registration Statement became effective and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), the ADR Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(ii) Independent Accountants. Deloitte Touche Tohmatsu, who certified the financial statements and supporting schedules, if any, included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iii) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“US GAAP”) applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package

and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or its subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(v) Organization of the Company. The Company has been duly organized and is validly existing under the laws of the Cayman Islands, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Deposit Agreement (together, the “Principal Agreements”), and is duly qualified to transact business and is in good standing, where applicable, in any jurisdiction in which it owns or leases any properties or conducts any business except where the failure to so qualify or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company’s Amended and Restated Memorandum and Articles of Association (the “Articles of Association”) comply with the requirements of Cayman Islands law. The Articles of Association are in full force and effect.

(vi) Organization of Subsidiary. Each of Changzhou Trina Solar Energy Co., Ltd. (“Trina China”), a “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X), and Top Energy International, Ltd. (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing, where applicable, under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties, if any, and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing, where applicable, in any jurisdiction in which it owns or leases any properties or conducts any business except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or equity interest of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock or equity interest of such Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Other than the Subsidiaries, the Company does not own, directly or indirectly, any entity.

(vii) Organization of Sun Era. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or equity interest of Sun Era Industries Limited, a variable interest entity (“Sun Era”) (which, together with the Subsidiaries, constitute all of the entities that are consolidated in the Company’s financial statements included in any prospectus or prospectuses) has been duly authorized and validly issued, and is 100% owned by Ms. Chunyan Wu, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than as set forth in the Prospectus.

(viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as otherwise disclosed in the General Disclosure Package and the Registration Statement, there are no outstanding securities convertible into or exchangeable for, or warrants or rights to purchase from the Company Ordinary Shares or any other shares of capital stock of the Company or its Subsidiaries nor are there any obligations of the Company to allot, issue or transfer, the Securities; the Securities are freely transferable by the Company to or for the account of the Underwriters and (to the extent described in the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Securities under the laws of the Cayman Islands or the United States.

(ix) Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(xi) Validity of ADRs. Upon the due issuance by the Depositary of ADRs evidencing the ADSs against the deposit of the Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs evidencing the ADSs specified therein and in the Deposit Agreement.

(xii) No Limitation on Vote, Transfer and Payment of Dividends. Except as set forth in the Articles of Association, the Deposit Agreement, the General Disclosure Package or the Registration Statement and, except for applicable securities law restrictions on the sale of securities, there are no limitations on the rights of holders of Ordinary Shares, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities, and no approvals are currently required in the Cayman Islands in order for the Company to pay dividends declared by the Company to the holders of Ordinary Shares, including the Depositary and, except as disclosed in the General Disclosure Package and the Registration Statement, no such dividends or other distributions will be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and may be so paid without the necessity of obtaining any Governmental License (as defined in Section 1(a)(xxiii)) in the Cayman Islands.

(xiii) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with this Agreement and, in the case of the ADSs, the Deposit Agreement, will be validly issued, fully paid and non-assessable, assuming due issuance of the Securities by the Depositary, and will be issued free and clear of all liens, encumbrances, equities or claims; the Ordinary Shares, the ADRs and the ADSs conform to all statements relating thereto contained in the General Disclosure Package, including statements under the captions “Description of Share Capital” and “Description of American Depositary Shares” and such descriptions conform in all material respects to the rights set forth in the instruments defining the same; except as disclosed in the General Disclosure Package or the Registration Statement, no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance of the Securities to be delivered by the Company is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xiv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries nor Sun Era is in violation of its charter or by-laws or other constituent or organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries or Sun Era is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of each of the Principal Agreements and the consummation of the transactions contemplated in each of the Principal Agreements and the Registration Statement by the Company (including the offer and sale of the Securities by the Company and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under each of the Principal Agreements have been duly authorized by all necessary corporate action and received all necessary approvals from any governmental or regulatory body and the necessary sanction or consent of its shareholders and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries or Sun Era pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or other constituent or organizational documents or business license or other organizational document of the Company or any of its subsidiaries or Sun Era or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or Sun Era or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xv) Arrangements with Directors, Executive Officers and Affiliates. Except as disclosed in the the General Disclosure Package or the Registration Statement or filed as exhibits thereto, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or its subsidiaries and any director or executive officer of the Company or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest). There are no relationships or transactions between the Company or its subsidiaries on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers on the other hand that are required to be disclosed under the 1933 Act or the 1933 Act Regulations but are not disclosed in the Registration Statement.

(xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xvii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, any subsidiary or Sun Era, that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that might result in a Material Adverse Effect, or that might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Principal Agreements or the performance by the Company of its obligations thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or its subsidiaries is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Company, any subsidiary or Sun Era, could not result in a Material Adverse Effect.

(xviii) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto that have not been so described and filed as required.

(xix) Possession of Intellectual Property. The Company and its subsidiaries own or possess or otherwise have the legal right to use, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(xx) Absence of Further Requirements for the Offering. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or any stock exchange authority is necessary or required to be made or obtained by the Company for the performance by the Company of its obligations under any of the Principal Agreements in connection with the offering or sale of the Securities under the Principal Agreements or the consummation of the transactions contemplated hereby, except such as have been already filed, obtained or as may be required under the 1933 Act or the 1933 Act Regulations or U.S. federal, state or local securities or blue sky laws or stock exchange rules and regulations.

(xxi) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxii) Dividends. Neither of the Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends or other distributions to the Company, from making any other distribution on its equity interest, or from transferring any of its property or assets to the Company; except as disclosed in the Registration Statements and the General Disclosure Package, all dividends and other distributions declared and payable upon the equity interests in Trina China to the Company may be converted into foreign currency that may be freely transferred out of the People’s Republic of China (the “PRC”) and all such dividends and other distributions are not and will not be subject to withholding or other taxes under the current laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, in each case without the necessity of obtaining any governmental or regulatory authorization in the PRC, except such as have been obtained.

(xxiii) Possession of Licenses and Permits. Each of the Company, its subsidiaries and Sun Era possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate national, local or other regulatory agencies or bodies required for the authorization, execution and delivery by the Company of any of the Principal Agreements or necessary to conduct the business now operated by them, with such exceptions as would not have a Material Adverse Effect; the Company, its subsidiaries and Sun Era are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or failure to be in full force and effect would not, individually or in the aggregate, have a Marterial Adverse Effect; none of the Governmental Licenses contains any materially burdensome restrictions or conditions not described in the General Disclosure Package; and neither the Company nor its subsidiaries nor Sun Era has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect or has any reason to believe that any such Governmental License will be revoked, modified or suspended.

(xxiv) Title to Property. The Company and its subsidiaries and Sun Era have good and marketable title to all real property owned by the Company and its subsidiaries and Sun Era and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its subsidiaries or Sun Era; and all of the leases and subleases material to the business of the Company and its subsidiaries and Sun Era, considered as one enterprise, and under which the Company or its subsidiaries or Sun Era holds properties described in the Prospectus, are in full force and effect, and neither the Company nor its subsidiaries nor Sun Era has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiaries or Sun Era under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxv) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”) immediately after the Offering.

(xxvi) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor its subsidiaries nor Sun Era is in violation of any national, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries and Sun Era have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or its subsidiaries or Sun Era and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvii) PFIC Status. Based on the projected composition of the Company’s income and valuation of its assets, including goodwill, the Company does not expect to become a passive foreign investment company, as defined in Section 1296(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), in 2007, and does not expect to become a passive foreign investment company in the future.

(xxviii) Registration Rights. Except as described in the General Disclosure Package, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxix) Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) financial reports are prepared on a timely basis based on the transactions recorded pursuant to clause (B) above under US GAAP. These reports provide the basis for the preparation of the Company’s consolidated financial statements under US GAAP and have been maintained in compliance with applicable laws. Except as described in the General Disclosure Package and the Registration Statement, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxx) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans.

(xxxi) Payment of Taxes. All applicable income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The tax returns of the Company through the fiscal year ended December 31, 2006 have been settled and no assessment in connection therewith has been made against the Company. The Company, its subsidiaries and Sun Era have filed all other tax returns that are required to have been filed by them pursuant to applicable national, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, its subsidiaries and Sun Era, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxxii) Insurance. The Company, its subsidiaries and Sun Era carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary nor Sun Era has been denied any insurance coverage which it has sought or for which it has applied. So far as the Company is aware (x) there are no circumstances which would reasonably be expected to render such insurance void or voidable and there is no material insurance claim made by or against the Company or its subsidiaries or Sun Era, pending, threatened or outstanding and (y) no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid.

(xxxiii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement and the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources.

(xxxiv) MD&A Description. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the General Disclosure Package accurately and fully describes (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(xxxv) Management Review. The Company’s management have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with its legal advisers and independent accountants with regards to such disclosure.

(xxxvi) Liquidity and Capital Resources. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the General Disclosure Package accurately and fully describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur, and (B) none of the Company or its subsidiaries or Sun Era is engaged in any transactions with, or have any obligations to, its unconsolidated entities (if any) that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or its subsidiaries or Sun Era, including, without limitation, structured finance entities and special purpose entities, or otherwise engage in, or have any obligations under, any off-balance sheet transactions or arrangements. As used herein in this Section 1(a)(xxxvi), the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

(xxxvii) Stamp Duty; Transfer Tax. Except as disclosed in the Registration Statement and the Prospectus, under the laws and regulations of the Cayman Islands, no transaction, stamp, capital or other issuance, registration or transfer taxes or duties are payable in the Cayman Islands by or on behalf of the Underwriters to any Cayman Islands taxing authority in connection with (A) the issuance by the Depositary and the sale and delivery by the Company to or for the account of the Underwriters of the Securities or (B) the initial sale and delivery by the Underwriters of such Securities to purchasers thereof, (C) the holding or transfer of such Securities outside the Cayman

Islands, (D) the deposit of the Ordinary Shares by the Company with the Custodian and the issuance and delivery of the ADRs, or (E) the execution and delivery of any Principal Agreement by the Company.

(xxxviii) Accuracy of Information. There are no legal or governmental proceedings, statutes, contracts or documents that are required under the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which have not been so described. The description in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents is accurate and presents the information required to be shown in all material respects. The Prospectus will contain, when issued, all information and particulars required to comply with all statutory and other provisions (including, without limitation, the relevant laws and regulations of the Cayman Islands and the PRC) so far as applicable in the Prospectus, which is or might reasonably be considered to be material for disclosure to a potential subscriber, investor, underwriter or sub-underwriter of the Securities or for the purpose of making an informed assessment of the assets and liabilities, financial position, and profits and losses of the Company and its subsidiaries including, but without prejudice to the generality of the foregoing, any special trade factors or risks known to the Company and its subsidiaries or any of their directors and/or executive officers and which would reasonably be expected to have a Material Adverse Effect. All material information which ought to have been supplied or disclosed by the Company and its directors and/or executive officers to the Underwriters, the Representative, Deloitte Touche Tohmatsu or the legal or other professional advisers to the Underwriters or the Company for the purposes of or in the course of preparation of the General Disclosure Package, the Prospectus or the Registration Statement has been supplied or disclosed by the Company and its directors and executive officers and nothing has occurred since the date the same was supplied or disclosed which requires the same to be amended or updated in any material respect.

(xxxix) Choice of Law; Consent to Jurisdiction; Appointment of Agent for Service of Process. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and will be honored by courts in the Cayman Islands. The Company has the power to submit, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, United States of America (each, a “New York Court”), and the Company has the power to designate, appoint and empower, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, the Authorized Agent (as defined in Section 13 hereof) for service of process in any action arising out of or relating to this Agreement or the Securities in any New York Court, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 13 hereof.

(xl) Waiver of Immunity. None of the Company, its subsidiaries or any of the Company’s or its subsidiaries’ properties, assets or revenues has any right of immunity under Cayman Islands or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company, its subsidiaries or any of the Company’s or its subsidiaries’ properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 12 of this Agreement.

(xli) Enforceability of New York Judgment. The courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the New York Courts against the Company based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

(xlii) Listing. The Securities have been authorized for quotation on the New York Stock Exchange (“NYSE”) under the symbol “TSL”.

(xliii) Foreign Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, any of its subsidiaries or Sun Era is using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses; is making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977; or is making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time and as of the Closing Time, and agrees with each Underwriter, as follows:

(i) Accurate Disclosure. Such Selling Shareholder has reviewed and is familiar with the statements in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Principal and Selling Shareholders” relating to such Selling Shareholder and none of the statements in the General Disclosure

Package, the Prospectus or any amendments or supplements thereto under the caption “Principal and Selling Shareholders” relating to such Selling Shareholder includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company or Sun Era which is not set forth in the General Disclosure Package or the Prospectus.

(ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(iii) Authorization of Power of Attorney and Custody Agreement. Each of the Power of Attorney and the Custody Agreement, in the respective forms heretofore furnished by such Selling Shareholder to the Representative (the “Power of Attorney” and the “Custody Agreement”, respectively), has been duly authorized, executed and delivered by such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder.

(iv) Noncontravention. The execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, in each case except for such conflicts, breaches or defaults that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of such Selling Shareholder, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

(v) Certificates Suitable for Transfer. The Securities to be sold by such Selling Shareholder pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York (the “UCC”). Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Company, as custodian (the “Custodian”), with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

(vi) Valid Title. Such Selling Shareholder has, and at the Closing Time will have, valid title to the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder.

(vii) Delivery of Securities. Upon the Underwriters’ acquiring possession of the Securities to be sold by such Selling Shareholder and paying the purchase price therefor pursuant to this Agreement, the Underwriters (assuming that no such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such Securities) will acquire their respective interests in such Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC.

(viii) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ix) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder or in the Power of Attorney or the Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or U.S. state securities laws.

(x) No Association with NASD. Except as disclosed in the Registration Statement and Prospectus, neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (cc) of the By-laws of the National Association of Securities Dealers, Inc. (“NASD”)), any member firm of the NASD.

(xi) Stamp Duty; Transfer Tax. No transaction, stamp, capital or other issuance, registration or transfer taxes or duties are payable by or on behalf of the Underwriters in connection with (A) the sale and delivery by such Selling Shareholder of the Securities to be sold by such Selling Shareholder to or for the account of the Underwriters, (B) the initial sale and delivery by the Underwriters of such Securities to purchasers thereof, (C) the holding or transfer of such Securities outside the jurisdiction of residency or organization of such Selling Shareholder, (D) the deposit of such Securities with the Custodian and the issuance and delivery of the ADRs evidencing such Securities, or (E) the execution and delivery of this Agreement.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representative or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to the Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per ADS set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 5,406,280 ADSs at the same price per ADS set forth in Schedule C less an amount per Ordinary Share represented by such ADSs equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date of the Prospectus and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments by written notice from the Representative to the Company, and setting forth the aggregate number of Option Securities to be purchased and the date on which such Option Securities are to be delivered, as determined by the Representative but in no event earlier than the Closing Time or, unless the Representative and the Company otherwise agree in writing, not earlier than two or later than ten business days after the date of such notice. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased that the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Denominations; Registration; Delivery of ADRs. ADRs evidencing the Securities purchased by the Underwriters hereunder shall be delivered by the Company and the Selling Shareholders to the Representative through the facilities of The Depository Trust Company, New York, New York (“DTC”), for the respective accounts of the Underwriters, against payment for the Securities by or on behalf of such Underwriters to the Company and the Selling Shareholders of the purchase price therefor by wire transfer through the Federal Wire System in New York in U.S. dollars in immediately available funds to accounts designated by the Company and the Custodian pursuant to each Selling Shareholder’s Power of Attorney and Custody Agreement, as the case may be.

(d) Time and Date of Deliveries and Payments. The time and date of delivery of, and payment for, the Initial Securities shall be 9:30 a.m., New York City time on •, 2007 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as the Representative, the Company and the Selling Shareholders may agree upon in writing (such time and date of payment and delivery being herein called the “Closing Time”). The time and date of delivery and payment with respect to the Option Securities shall be 9:30 a.m., New York City time on the date specified by the Representative in a written notice given by the Representative of an election by the Underwriters’ to purchase such Option Securities, or such other time and date as the Representative and the Company may agree upon in writing. Any such time and date for delivery of and payment for the Option Securities, if not the Closing Time, is herein called a “Date of Delivery.”

The documents to be delivered at the Closing Time by or on behalf of the parties hereto pursuant to Section 5 hereof, including any additional documents reasonably requested by the Underwriters pursuant to Section 5(q) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 35th Floor, ICBC Tower, Three Garden Road, Central, Hong Kong at 8:00 a.m., Hong Kong time, on the day of the Closing Time.

SECTION 3. Covenants of the Company and the Selling Shareholders. The Company and, with respect to Sections 3(m), (q) and (w), each Selling Shareholder, severally and not jointly, covenants with each Underwriter as follows (except with respect to Section 3 (w) which shall not apply to the Company):

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or to the ADR Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or to the ADR Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the Offering. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments and Exchange Act Documents. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or to the ADR Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object. The Company has given and will give the Representative notice of any filings made pursuant to the 1934 Act or the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement and the ADR Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement and the ADR Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectus. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as each Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as each Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, the rules and regulations of the NASD and the NYSE so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the other Principal Agreements and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or the ADR Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or the ADR Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, or the 1934 Act or the 1934 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the ADR Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (within or outside the United States) as the Representative may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Securities, which period shall in no event extend for more than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for as long as may be necessary to complete the distribution of the Securities, which period shall in no event extend for more than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Listing. The Company will use its best efforts to maintain the quotation of the ADSs on the NYSE and will file with the NYSE all documents and notices required by the NYSE of companies that are listed on the NYSE.

(j) Restriction on Sale of Securities. During a period of 90 days from the date of this Agreement (the “Lock-Up Period”), the Company shall not, without the prior written consent of the Representative, (i) directly or indirectly, dispose of (including without limitation, issue, agree to issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly), any Ordinary Shares or ADSs or any security that constitutes the right to receive Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for or repayable with Ordinary Shares or ADSs or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap agreement or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such swap agreement or other agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise. The foregoing shall not apply to (A) the Ordinary Shares or ADSs to be sold hereunder, (B) the transactions by the Company with the prior written consent of the Representative, (C) any issuance of Ordinary Shares or ADSs pursuant to the Company’s 2006 share incentive plan, duly adopted by the board of directors of the Company in July 2006 (the “2006 Share Incentive Plan”), and (D) the issuance by the Company of an additional 6,890,000 restricted shares, which have been reserved by the Company under the 2006 Share Incentive Plan; provided that, with respect to clauses (C) and (D) above, the holders of such Ordinary Shares or ADSs shall not be permitted to transfer such Ordinary Shares or ADSs during such 90-day period. Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Subsection (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

(k) Other Documents. The Company will furnish to the Depositary and to holders of ADRs, directly or through the Depositary, such reports, documents and other information described in the Prospectus under the caption “Description of American Depositary Shares” in accordance with the procedures stated thereunder.

(l) Reporting Requirements. The Company, during the period when any Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m) Issuer Free Writing Prospectuses. Each of the Company and each Selling Shareholder represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the

Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or, in the case of each Selling Shareholder, whether or not required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and each Selling Shareholder represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(n) Submission of Documents. The Company agrees to file with the NASD, the NYSE, the Commission and any other governmental or regulatory agency, authority or instrumentality in the Cayman Islands, the United States and the People’s Republic of China, as may be required, such reports, documents, agreements and other information which the Company may from time to time be required to file, including those relating to the implementation and payment of dividends or other distributions on the Securities.

(o) Investment Company Act. The Company will not be or become, within one year of the Closing Time, an “investment company” as defined in the 1940 Act.

(p) Stabilization and Manipulation. The Company agrees not to (and to use its best efforts to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

(q) Deposit of Ordinary Shares. Prior to the Closing Time and each Date of Delivery, the Company and the Selling Shareholders will, severally and not jointly, deposit or cause to be deposited Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement so that the ADRs evidencing the ADSs to be delivered by such party to the Underwriters at such Closing Time or Date of Delivery are executed, countersigned and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Closing Time or Date of Delivery.

(r) Annual Reports. The Company agrees to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report in English, including a review of operations and audited consolidated financial statements and a report thereon prepared by the Company’s independent accountants in accordance with US GAAP of net income (loss), shareholders’ equity and, as necessary, other selected balance sheet and statement of operations items in such financial statements.

(s) Liabilities and Agreements Prior to the Closing Time. The Company agrees that except as disclosed in the Prospectus and except for those which are not material to the Company, prior to the Closing Time, it will not incur any liabilities or enter into any material agreements (except in the ordinary course of its business) without the prior written consent of the Representative.

(t) Cayman Islands Matters. The Company agrees that (A) it will not attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands; (B) following the consummation of the Offering, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (C) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(u) Deposit Agreement. The Company agrees to abide by the covenants set forth in the Deposit Agreement.

(v) Improve Internal Controls. The Company has reviewed the management letter of Deloitte Touche Tohmatsu, the independent registered public accounting firm of the Company, dated May [14], 2007, issued by it in connection with its audit of the financial statements of the Company as of and for the periods ended December 31, 2004, 2005 and 2006, and the Company understands the content thereof, including the material weaknesses in and other deficiencies relating to the Company’s internal controls cited therein. The Company has taken and will continue to take all actions necessary to address and remediate such material weaknesses in and other deficiencies relating to the Company’s internal controls, including hiring additional staff, training new and existing staff and augmenting the Company’s financial information technology systems.

(w) Forms W-9 and W-8. Each Selling Shareholder agrees to deliver to the Representative on or prior to the Closing Date a properly completed and executed U.S. Treasury Department Form W-9 or Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

SECTION 4. Payment of Expenses.

(a) Expenses of the Company. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, the ADR Registration Statement and of each amendment thereto, each preliminary prospectus and the Prospectus and any amendments or supplements thereto, and any costs associated with the electronic delivery of any of the foregoing by the Underwriters to investors; (ii) the preparation and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities by the Company to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the delivery of the Ordinary Shares represented by the ADSs to the Depositary, (v) the fees and disbursements of the Company’s counsel, accountants and other advisors, (vi) the filing fees in connection the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, (vii) the fees and expenses of the Depositary, any transfer agent or registrar, and each custodian, if any, for the Securities, (viii) the fees and the Company’s own expenses incurred in connection with the roadshow and any electronic roadshow, (ix) the fees and expenses incurred in connection with the quotation of the ADSs on the NYSE, (x) the filing fees incidental to the review by the NASD of the terms of the sale of the Securities and (xi) the costs and expenses associated with complying with the provisions of Section 3(e) hereof. The Underwriters will bear their own out-of-pocket expenses incurred in the execution of the Offering, including their own expenses during the roadshow, and the Underwriters’ own legal costs.

(b) Expenses of the Selling Shareholders. The Selling Shareholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between the Underwriters, and (ii) the fees and disbursements of their respective counsel and other advisors not approved by the Company.

(c) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company and the Selling Shareholders shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(d) Prior Agreements. For the avoidance of doubt, this Section 4 supersedes all prior agreements between the parties hereto regarding the allocation and payment of expenses.

SECTION 5. Conditions of the Underwriters’ Obligations. The obligations of the several Underwriters hereunder, as to the ADSs to be delivered at the Closing Time and each Date of Delivery, are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement and the ADR Registration Statement shall have become effective and at such Date of Delivery no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement shall have been issued under the 1933 Act or the 1934 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(b) Opinion of Cayman Islands Counsel for Company. At the Closing Time, the Representative shall have received the opinion, dated as of the Closing Time, of Conyers Dill & Pearman, Cayman Islands counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel for the Underwriters may reasonably request.

(c) Opinion of Special U.S. Counsel for Company. At the Closing Time, the Representative shall have received the opinion, dated as of the Closing Time, of Latham & Watkins LLP, special U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel for the Underwriters may reasonably request.

(d) Opinion of Special PRC Counsel for Company. At the Closing Time, the Representative shall have received the opinion, dated as of the Closing Time, of Fangda Partners, special PRC counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel for the Underwriters may reasonably request.

(e) Opinion of Local Counsel for Selling Shareholders. At the Closing Time, the Representative shall have received the opinion, dated as of the Closing Time, of local counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit D hereto and to such further effect as counsel for the Underwriters may reasonably request.

(f) Opinion of Special U.S. Counsel for Selling Shareholders. At the Closing Time, the Representative shall have received the opinion, dated as of the Closing Time, of Latham & Watkins LLP, special U.S. counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit E hereto and to such further effect as counsel for the Underwriters may reasonably request.

(g) Opinion of U.S. Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters.

(h) Opinion of Special PRC Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Jun He Law Offices, special PRC counsel for the Underwriters, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters.

(i) Opinion of Counsel for Depositary. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Emmet, Marvin & Martin, LLP, counsel for the Depositary, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit F hereto and to such further effect as counsel for the Underwriters may reasonably request.

(j) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the chief executive officer and chief financial officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions contained herein on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such officers’ knowledge, are contemplated by the Commission.

(k) Certificate of Selling Shareholders. At the Closing Time, the Representative shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of such Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(l) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Deloitte Touche Tohmatsu a letter dated such date, in form and substance satisfactory to the Representative and Deloitte Touche Tohmatsu, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(m) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Deloitte Touche Tohmatsu a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (l) of this section, except that the specified date referred to shall be a date not more than five business days prior to the Closing Time.

(n) No Objection by NASD. At or prior to the Closing Time, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(o) Lock-up Agreement. At the date of this Agreement, the Representative shall have received a lock-up agreement substantially in the form of Exhibit G hereto or as otherwise agreed with the Representative duly signed by each of the directors, executive officers, Selling Shareholders and certain other shareholders of the Company, the names of which or whom are listed on Schedule D hereto.

(p) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief executive officer and chief financial officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(j) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Cayman Islands Counsel for Company. The favorable opinion of Conyers Dill & Pearman, Cayman Islands counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Special U.S. Counsel for Company. The opinion of Latham & Watkins LLP, special U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Opinion of Special PRC Counsel for Company. The favorable opinion of Fangda Partners, special PRC counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v) Opinion of U.S. Counsel for Underwriters. The favorable opinion of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

(vi) Opinion of Special PRC Counsel for Underwriters. The favorable opinion of Jun He Law Offices, special PRC counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(h) hereof.

(vii) Opinion of Counsel for Depositary. The favorable opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(i) hereof.

(viii) Bring-down Comfort Letter. A letter from Deloitte Touche Tohmatsu, in form and substance satisfactory to the Representative dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(m) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five business days prior to such Date of Delivery.

(q) Additional Documents. At Closing Time and each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(r) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, the Deposit Agreement, or, in the case of any condition to the purchase of Option Securities at a Date of Delivery which is after the Closing Time, the obligations of the Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company and the Selling Shareholders at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 12, 13 and 14 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of the Underwriters. Each of the Company and the Controlling Shareholders, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, the ADR Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement or the ADR Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification by the Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) (iii) and the proviso above; provided that a Selling Shareholder will only be liable to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents based upon written information furnished to the Company by such Selling Shareholder; and provided further that the liability of each indemnifying Selling Shareholder pursuant to this subsection shall not exceed the product of the number of shares of Securities sold by such indemnifying Selling Shareholder and the price per share of Securities set forth in Schedule C hereof.

(c) Indemnification of the Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement or the ADR Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsections (a) and (b) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the ADR Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received respectively by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand, respectively, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received respectively by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No Selling Shareholder shall be required to contribute any amount in excess of the product of the number of shares of Securities sold by such Selling Shareholder and the price per share of Securities set forth in Schedule C hereof.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and the ADR Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or its subsidiaries or the Selling Shareholders submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company or any Selling Shareholder, and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Company and the Selling Shareholders at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred, after the date hereof and prior to the Closing Time, any material adverse change in the financial markets in the Cayman Islands, the United States, the People’s Republic of China, Asian or international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions or currency exchange rates or exchange controls, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the NYSE, or if trading generally on the American Stock Exchange or the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (iv) if a banking moratorium has been declared by the Cayman Islands, People’s Republic of China, U.S. federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided, further, that Sections 1, 6, 7, 8, 12, 13 and 14 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement or, in the case of a Date of Delivery that is after the Closing Time, that does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representative or (ii) the Company and any Selling Shareholder shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriters” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by One or More of the Selling Shareholders or the Company. If a Selling Shareholder shall fail at the Closing Time to sell and deliver the number of Securities which such Selling Shareholder is obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representative, by notice from the Representative to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 12, 13, and 14 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representative, the Company and the non-defaulting Selling Shareholders shall have the right to postpone the Closing Time or the Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

If the Company shall fail at the Closing Time to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 12, 13 and 14 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12. Waiver of Immunities. To the extent that the Company or any Selling Shareholder or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company or such Selling Shareholder, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Cayman Islands, New York or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company or such Selling Shareholder, or any other matter under or arising out of or in connection with, the Principal Agreements or any of them, the Company and such Selling Shareholder hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by law, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 13. Consent to Jurisdiction; Appointment of Agent for Service of Process.

(a) Consent to Jurisdiction. Each of the Company and each Selling Shareholder, by its execution and delivery of this Agreement, hereby irrevocably consents and submits to the nonexclusive jurisdiction of any New York Court in personam generally and unconditionally in respect of any such suit or proceeding.

(b) Appointment of Agent for Service of Process. Each of the Company and each Selling Shareholder further, by its execution and delivery of this Agreement, irrevocably designates,

appoints and empowers CT Corporation System, 111 Eighth Avenue, New York, New York as its designee, appointee and authorized agent (the “Authorized Agent”) to receive for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on the Authorized Agent in accordance with legal procedures prescribed for such courts, and it being understood that the designation and appointment of CT Corporation System as the Authorized Agent shall become effective immediately without any further action on the part of the Company or the Selling Shareholders. Each of the Company and each Selling Shareholder represents to each Underwriter that it has notified CT Corporation System of such designation and appointment and that CT Corporation System has accepted the same. Each of the Company and each Selling Shareholder further agrees that, to the extent permitted by law, proper service of process upon CT Corporation System (or its successors as agent for service of process) and written notice of said service to the Company or the Selling Shareholders, as the case may be, pursuant to Section 15, shall be deemed in every respect effective service of process upon the Company or the Selling Shareholders, as the case may be, in any such suit or proceeding. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, Each of the Company and each Selling Shareholder agrees to designate a new designee, appointee and agent in The City of New York, New York on the terms and for the purposes of this Section 13 reasonably satisfactory to the Representative. Each of the Company and each Selling Shareholder further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against it by serving a copy thereof upon the relevant agent for service of process referred to in this Section 13 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) and by mailing copies thereof by registered or certified air mail, postage prepaid, to it at the address specified in or designated pursuant to this Agreement. Each of the Company and each Selling Shareholder agrees that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Underwriters and the other persons referred to in Sections 6 and 7 to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or the Selling Shareholders or bring actions, suits or proceedings against the Company or the Selling Shareholders in such other jurisdictions, as the case may be, and in such manner, as may be permitted by applicable law. Each of the Company and each Selling Shareholder hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in any New York Court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

SECTION 14. Judgment Currency. The Company and the Selling Shareholders agree to indemnify each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Underwriter severally agrees to indemnify the Company, its directors, each of its officers who signed the Registration Statement and the ADR Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any loss incurred, as incurred, as a result of any judgment being given in connection with this Agreement, the Prospectus, the Registration Statement or the ADR Registration Statement for which indemnification is provided by such person pursuant to Section 6 of this Agreement and any such judgment or order being paid in a currency (the “Judgment Currency”) other than US dollars as a result of any variation as between (i) the spot rate of exchange in New York at which the Judgment Currency would have been convertible into US dollars as of the date such judgment or order is entered, and (ii) the spot rate of exchange at which the indemnified party is first able to purchase US dollars with the amount of the Judgment Currency actually received by the indemnified party. If, alternatively, the indemnified party receives a profit as a result of such currency conversion, it will return any such profits to the indemnifying party (after taking into account any taxes or other costs arising in connection with such conversion and repayment). The foregoing indemnity shall constitute a separate and independent, several and not joint, obligation of the Company, the Selling Shareholders and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative care of Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 250 Vesey Street, New York, New York 10080, attention of Equity Capital Markets; notices to the Company shall be directed to it at No. 2 Xin Yuan Yi Road, Electronics Park, New District, Changzhou, Jiangsu 213031, People’s Republic of China, attention: Sean Shao, Chief Financial Officer; and notices to the Selling Shareholders shall be directed to the Selling Shareholders’ respective addresses set forth on Schedule F hereto.

SECTION 16. No Advisory or Fiduciary Relationship Notices. Each of the Company and each Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Shareholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each of the Selling Shareholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 17. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 18. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS MAY BE OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Effect of Headings. The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 20. Definitions. For purposes of this Agreement, (a) “business day” means any day other than Saturday or Sunday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 under the 1933 Act Regulations.

SECTION 21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all counterparts shall together constitute one and the same Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

TRINA SOLAR LIMITED

By:
Name:
Title:

SELLING SHAREHOLDERS

By:
Attorney-in-Fact acting on behalf of the Selling Shareholders named in Schedule B hereto

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Authorized Signatory

For themselves and as Representative of
the other Underwriters named in
Schedule A hereto

Schedule A

LIST OF UNDERWRITERS

Name of Underwriter	Number of Initial Securities (in the form of ADSs)
Merrill Lynch, Pierce, Fenner & Smith Incorporated	•
Cowen and Company, LLC.	•
Deutsche Bank Securities Inc.	•
CLSA Limited	•

Total	•

Sch A-1

Schedule B

	Number of Initial Securities to be Sold (in the form of ADSs)	Maximum Number of Option Securities to be Sold (in the form of ADSs)
Trina Solar Limited	3,600,016	810,942
Wonder World Limited	460,919	—
Sino Base Investment Co. Ltd	538,117	—
Diamond Family Limited	269,058	—
Milestone Solar Holdings I Limited	193,637	—
Triumph Sky Technology Limited	96,818	—
Jewel Springs Limited	96,634	—
IPROP Holdings Limited	29,000	—
VDCI S.A	29,000	—
Gems Square Limited	23,418	—
Perseverance International Investment Limited	20,866	—
Milestone Solar Holdings II Limited	19,363	—
Accurate Group Holdings Limited	19,363	—
Hovercraft Limited	10,071	—

Sch B-1

Schedule C

OFFERING PRICE

TRINA SOLAR LIMITED

• American Depositary Shares, each representing 100 Ordinary Shares

(Par Value $0.00001 Per Ordinary Share)

1. The initial public offering price per share for the Securities, determined as provided in Section 2, shall be $•.

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $•, being an amount equal to the initial public offering price set forth above less $• per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch C-1

Schedule D

LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

Jifan Gao

Liping Qiu

Jianwei Shi

Jerome Corcoran

Peter Mak

Xiyuan Tzou

Sean Shao

Srinivasamohan Narayanan

Tai Seng Png

Chunyan Wu

Yu Zhu

Cheng Chung Yu

Diming Qiu

Arturo Herrero

Andrew Klump

Wonder World Limited

Divine Land International Investment Limited

Sino Base Investment Co. Ltd.

Diamond Family Limited

Good Energies Investments (Jersey) Limited

Indopark Holdings Limited

Milestone Solar Holdings I Limited

Triumph Sky Technology Limited

Jewel Springs Limited

IPROP Holdings Limited

VDCI S.A.

Gems Square Limited

Perseverance International Investment Limited

Milestone Solar Holdings II Limited

Accurate Group Holdings Limited

Hovercraft Limited

Sch D-1

Schedule E

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

[None]

Sch E-1

Schedule F

NOTICE ADDRESSES OF SELLING SHAREHOLDERS

Sch F-1

Exhibit A

FORM OF OPINION OF COMPANY’S CAYMAN ISLANDS COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

1.	The Company has been duly incorporated and is validly existing under the laws of the Cayman Islands and is validly existing as an exempted company and in good standing (meaning that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee or tax which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands) and has the corporate power and authority required to carry on its business as is currently being conducted and to own, lease and operate its properties in accordance with its memorandum of association and as described in the Prospectus.

2.	The Company has the authorised and issued share capital set forth in the Registration Statement and the Prospectus. Based solely upon our review of the certified copy of the register of members as at [ ] June, 2007 (“Certified Register of Members”), 1,000,000,000 ordinary shares (“Ordinary Shares”), [ ] ordinary restricted shares and [ ] series A preferred shares (“Preferred Shares”) were in issue as at the date set out in the Certified Register of Members and such issued shares of the Company have been duly authorised and validly issued and are fully paid and non-assessable (meaning that no further sums are payable to the Company on such shares) and are not, with effect from the closing of the Underwriting Agreement (“Closing”), subject to any pre-emptive or similar rights under Cayman Islands law or the memorandum and articles of association of the Company and conform to the descriptions thereof contained in the Prospectus. All of the Ordinary Shares issuable upon the mandatory conversion of the Preferred Shares as described in the Prospectus have been duly authorised and prior to or concurrently with Closing will be converted into Ordinary Shares and all such Ordinary Shares will be validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company on such shares). A member registered in the register of members of the Company will be deemed, as a matter of law of the Cayman Islands, to have legal title to those shares set against its name in such register of members.

3.	The Shares to be issued and sold by the Company under the Underwriting Agreement have been duly authorised, and when issued and delivered by the Company to the Underwriters pursuant to the Underwriting Agreement against payment in full of the consideration set forth in the Underwriting Agreement, will have been validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company on such Shares) and such Shares will not be subject to any pre-emptive or similar rights under the articles of association of the Company.

4.	The Company has the necessary corporate power and authority to enter into and perform its obligations under the Transaction Documents. The issue and sale of the Shares, the filing of the Registration Statement, the execution and delivery of the Transaction Documents by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum or articles of association of the Company nor any applicable law, regulation, order or decree in the Cayman Islands.

5.	The Company has taken all corporate action required to authorise its execution, delivery and performance of the Transaction Documents. The Transaction Documents have been duly executed and delivered by or on behalf of the Company, and the Transaction Documents constitute valid and binding obligations of the Company enforceable in accordance with the terms thereof.

Exh A-1

6.	No order, consent, approval, license, authorisation or validation of or exemption by any government or public body or authority of the Cayman Islands or any sub-division thereof is required to authorise or is required in connection with the issue and sale of the Shares and the ADSs, the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs and the execution, delivery, performance and enforcement of the Transaction Documents, issue and delivery of the Shares and the payment of any amount under the Transaction Documents (other than court filings if legal proceedings are brought in the Cayman Islands).

7.	It is not necessary or desirable to ensure the enforceability, legality, validity or admissibility in evidence in the Cayman Islands of the Transaction Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in the Cayman Islands (other than court filings in the ordinary course of proceedings). However, to the extent that any of the Transaction Documents creates a charge over assets of the Company, the Company and its Directors are under an obligation to enter such charge in the Register of Mortgages and Charges of the Company in accordance with section 54 of the Companies Law. While there is no exhaustive definition of a charge under Cayman Islands law, a charge normally has the following characteristics:

(i)	it is a proprietary interest granted by way of security which entitles the chargee to resort to the charged property only for the purposes of satisfying some liability due to the chargee (whether from the chargor or a third party); and

(ii)	the chargor retains an equity of redemption to have the property restored to him when the liability has been discharged.

However, as the Transaction Documents are governed by the Foreign Laws, the question of whether they would possess these particular characteristics would be determined under the Foreign Laws.

8.	There is no stamp, registration or similar tax or duty to be paid on or in relation to any of the Transaction Documents provided that they are executed and remain outside the Cayman Islands. If it becomes necessary to bring any of the Transaction Documents into the Cayman Islands for enforcement or otherwise, nominal stamp duty will be payable on such Transaction Documents. In the case of any Transaction Document creating security over movable property granted by an exempted company, an ordinary non-resident company or a foreign company, stamp duty will be payable on an ad valorem basis to a maximum of CI$500.00 (US$600.00). Apart from the payment of stamp duty and court filing fees if the ordinary course of court proceedings, there are no acts, conditions or things required by the laws and regulations of the Cayman Islands to be done, fulfilled or performed in order to make any of the Transaction Documents admissible in evidence in the Cayman Islands.

9.	The statements in the Prospectus under the captions “Risk Factors”, “Description of Share Capital”, “Dividend Policy”, “Management”, “Taxation – Cayman Islands Taxation” and “Enforcement of Civil Liabilities”, insofar and to the extent that they constitute a summary or description of the laws and regulations of the Cayman Islands and a summary of the terms of the share capital of the Company, are true and correct in all respects and nothing has been omitted from such statements which would make them misleading in any material respect.

10.	There is no limitation on the rights of holders of Shares to hold, vote or transfer their Shares under the Companies Law.

11.	The Registration Statement, the Prospectus and the ADS Registration Statement and the filing of the Registration Statement and the ADS Registration Statement with the SEC have been duly authorised by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorisation by and on behalf of the Company.

Exh A-2

12.	Except as described in the Prospectus, no taxes, imposts or duties of any nature (including, without limitation, stamp or other issuance or transfer taxes or duties and capital gains, income, withholding or other taxes) are payable by or on behalf of the Underwriters to the Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with (i) the allotment, issuance, and initial sale of the Shares or the ADSs; (ii) the initial sale of the Shares and ADSs to the Underwriters in the manner contemplated in the Transaction Documents; (iii) the resale and delivery of the Shares and ADSs by the Underwriters in the manner contemplated in the Prospectus; (iv) the declaration and payment of dividends on the Shares; (v) the entering of the Depositary as the registered holder of the Shares; or (vi) the deposit with the Depositary of Shares by the Company against the issuance of ADRs evidencing the ADSs.

13.	All dividends and other distributions declared and payable on the Shares of the Company may under the current laws and regulations of the Cayman Islands be paid to the Depositary as the registered holder of the Shares and where they are to be paid from the Cayman Islands are freely transferred out of the Cayman Islands.

14.	The choice of the Foreign Laws as the governing law of the Transaction Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands. The submission in the Underwriting Agreement to the exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company. The submission in the Deposit Agreement to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company. The Company can sue and be sued in its own name under the laws of the Cayman Islands.

15.	The courts of the Cayman Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Transaction Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

16.	Based solely upon a search of the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands conducted on [ ] June, 2007 (which would not reveal details of matters which have been filed but not actually entered in the Register of Writs and other Originating Process at the time of our search), no legal or governmental proceedings were pending against the Company or any property of the Company and no petitions to wind up the Company had been filed in the Grand Court of the Cayman Islands as at the date and time of our search.

17.	There are no statutes or regulations that are required to be described in the Prospectus under the Companies Law.

Exh A-3

18.	The Transaction Documents are in an acceptable legal form under the laws of the Cayman Islands for enforcement thereof against the Company in the Cayman Islands in accordance with its terms.

19.	There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

20.	The Company is not entitled to any immunity under the laws of the Cayman Islands, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Documents in respect of itself or its property.

21.	The Underwriters have standing to bring an action or proceedings before the appropriate courts in the Cayman Islands for the enforcement of the Underwriting Agreement. It is not necessary or advisable in order for the Underwriters to enforce their rights under the Underwriting Agreement, including the exercise of remedies thereunder, that they be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands.

22.	When duly executed for and on behalf of the Company, the Share Certificate will be admissible in evidence as proof of title of the shareholder named therein to the Shares specified in the Share Certificate.

23.	The appointment of CT Corporation System to accept service of process in the Foreign Courts and the waiver by the Company of any objection to the venue of a proceeding in the Foreign Courts pursuant to the Deposit Agreement and the Underwriting Agreement is legal, valid and binding on the Company.

24.	There is nothing in the law of the Cayman Islands, the memorandum and articles of association of the Company which prevents the exercise of any right or the enjoyment of any benefit to which an ADS holder is entitled as a result of owning an ADS issued under the terms of the Deposit Agreement and which has not been disclosed in the Deposit Agreement and the form of receipt attached to the Deposit Agreement.

25.	There are no reporting obligations under the laws of the Cayman Islands on holders of the ADSs that have not been disclosed in the Deposit Agreement and the form of receipt attached to the Deposit Agreement.

26.	The Depositary will not be required by any law of the Cayman Islands to make any report to any Cayman Islands governmental authority or regulatory body with respect to the ADSs or the Shares by virtue of it being a party to the Deposit Agreement and exercising its rights and performing its obligations thereunder.

Exh A-4

Exhibit B

FORM OF OPINION OF COMPANY’S U.S. COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

1. This Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York.

2. The Deposit Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

3. Upon due execution, issuance and delivery by the Depositary of ADRs evidencing ADSs against the deposit of Ordinary Shares in respect thereof in accordance with the terms of the Deposit Agreement and payment therefor in accordance with the terms of this Agreement, such ADRs will be duly and validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

4. The execution and delivery of this Agreement and the Deposit Agreement by the Company, the deposit of the Ordinary Shares with the Depositary against issuance of the ADSs, and the issuance and sale of the ADSs by the Company to you and the other Underwriters pursuant to this Agreement and the Deposit Agreement do not [on the date hereof]:

(i) result in the breach of or a default under any of the agreements filed as exhibits to the Registration Statement (as defined below) which are governed by the laws of the State of New York and to which the Company is a party;

(ii) violate any United States federal or New York statute, rule or regulation applicable to the Company; or

(iii) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any United States federal or New York statute, rule or regulation applicable to the Company on or prior to [the date hereof] that have not been obtained or made.

5. The registration statement on Form F-1 (“Registration Statement”) has been declared effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on [    ], 2007, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated or are pending or contemplated by the Commission. Any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in accordance with Rule 424 under the Act.

6. The Registration Statement, including the information deemed to be a part thereof pursuant to Rule 430A under the Act, as of the date it was declared effective, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the requirements for registration statements on Form F-1 under the Act and the rules and

Exh B-1

regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the Registration Statement or the Prospectus. For purpose of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

7. The statements in the Prospectus under the caption “Description of American Depositary Shares,” insofar as they purport to describe or summarize provisions of the Deposit Agreement and the ADSs, and under the caption “Shares Eligible for Future Sale,” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal laws referred to therein, are accurate descriptions or summaries in all material respects.

8. To the best of our knowledge, there are no contracts or documents of a character required to be described in the Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statements that are not described or filed.

9. The Company is not, and immediately after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

10. Pursuant to Section 13 of this Agreement and Sections 7.6 and 7.8 of the Deposit Agreement, under the laws of the State of New York the Company has validly (i) chosen New York law to govern its rights and duties under this Agreement and the Deposit Agreement, (ii) submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York or the State of New York, as applicable, in connection with an action or proceeding arising out of or relating to this Agreement or the Deposit Agreement, (iii) to the extent permitted by law, waived any objection to the venue of a proceeding in any such court, and (iv) appointed CT Corporation System as its authorized agent for the purpose described in Section 13 of this Agreement and Section 7.8 of the Deposit Agreement. Service of process in the manner set forth in Section 13 of this Agreement and Section 7.8 of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company in connection with an action or proceeding arising out of or related to this Agreement and the Deposit Agreement in any such court.

11. The statements in the Prospectus under the caption “Taxation – United States Federal Taxation,” insofar as they purport to summarize certain provisions of the statutes and regulations referred to therein, are accurate summaries in all material respects.

12. No facts came to our attention that caused us to believe that:

•

Registration Statement, at the time it became effective on [May 31], 2007 including the information deemed to be a part of the Registration Statement pursuant to Rule 430A under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

Exh B-2

•

the Preliminary Prospectus as of [__] p.m., New York time on [May 31], 2007 when taken together with the Pricing Information Annex, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•

the Prospectus, as of its date or [as of the date hereof], contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules or other financial data included in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex or the Prospectus.

Exh B-3

Exhibit C

FORM OF OPINION OF COMPANY’S PEOPLE’S REPUBLIC OF CHINA COUNSEL TO

BE DELIVERED PURSUANT TO SECTION 5(D)

A. Corporate Organization

(i) Organization and Good Standing – PRC Subsidiary. The PRC Subsidiary is a wholly foreign-owned enterprise duly organized under PRC law with limited liability. The PRC Subsidiary is validly existing in the PRC and its business license is in full force and effect, under, and in compliance with, PRC Law. The liability of the Company in respect of equity interests held in the PRC Subsidiary is limited to its investment therein. All of the registered capital of the PRC Subsidiary has been duly authorized and fully paid and all equity interests of the PRC Subsidiary is owned directly by the Company, to the best of our knowledge after due inquiry, free and clear of any security interest, mortgage, pledge, lien, charge, restriction upon voting or transfer, or any other encumbrance, equity, claim or third party right (an “Encumbrance”). To the best of our knowledge after due inquiry, as at [            ], 2007, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or direct interest in, the PRC Subsidiary. As at [            ], 2007, to the best of our knowledge after due inquiry, no steps have been or are being taken and no order or resolution has been made or passed to appoint a receiver, liquidator or similar officer of, or to wind up or dissolve, the PRC Subsidiary. All approvals in the PRC required for the establishment and the maintenance of the enterprise legal person status of the PRC Subsidiary have been duly issued and obtained and all such approvals are in full force and effect, have not been revoked, withdrawn, suspended or cancelled and are not subject to any materially burdensome condition, and the PRC Subsidiary is in compliance with the provisions of such Approvals in all material respects. We are not aware, after due inquiry, of anything that would cause us to believe that any PRC Authority is considering modifying, suspending, revoking or not renewing any such Approvals. The PRC Subsidiary has complied with all applicable registration and filing requirements under PRC Law for its establishment and the maintenance of its status and existence as an enterprise legal person. The PRC Subsidiary has been duly qualified as foreign invested enterprises.

(ii) Articles of Association. The Articles of Association of the PRC Subsidiary comply with the requirements of PRC Law, including the PRC Company Law, and are in full force and effect.

(iii) No Restrictions on Dividends. Except as disclosed in the Prospectus, all dividends declared and payable upon the equity interests in the PRC Subsidiary may under PRC Law be paid to the Company in Renminbi that may be converted into U.S. dollars and freely transferred out of the PRC, and all such dividends are not and, except as disclosed in the Prospectus, will not be subject to withholding or other taxes under PRC Law and, except as disclosed in the Prospectus, are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any discretionary government authorization in the PRC.

Exh C-1

B. Compliance

(i) No Violation or Default. Except as disclosed in the Prospectus, the PRC Subsidiary is not (A) in violation of its Articles of Association, business or other license or any other constitutive document; (B) in breach or default, and no event has occurred that with the giving of notice or lapse of time would constitute a breach or default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument and to which it is a party or by which it is bound or to which any of its property or assets is subject; or (C) in violation of any PRC Law or, to the best of our knowledge following due inquiry , any judgment, order, rule or regulation of any PRC Authority, except, in the case of clauses (B) and (C) above, for any such breach, default or violation that could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the PRC subsidiary considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) For purposes of the definition of the term “Material Adverse Effect” and the use of such term in this Opinion, references to “the Company” shall not include any of the Subsidiaries other than the PRC Subsidiary.

(ii) Licenses. Except as disclosed in the Prospectus, each of the Company and the PRC Subsidiary has all licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all necessary declarations and filings with, all PRC Authorities required to conduct its business in the manner described in the Prospectus, except to the extent that not having such licenses, consents, authorizations, approvals, orders, certificates or permits and not making such declarations and filings would not have, individually or in the aggregate, a Material Adverse Effect, and such licenses, consents, authorizations, approvals, orders, certificates or permits contain no materially burdensome restrictions or conditions not described in the Prospectus, and that to the best of our knowledge after due inquiry, the PRC Subsidiary is in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects; and except as described in the Prospectus, to the best of our knowledge after due inquiry, the PRC Subsidiary has not received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course of its business.

C. Business of the Company

(i) No Guarantees. To the best of our knowledge after due inquiry, there are no material outstanding guarantees or material contingent payment obligations of the PRC Subsidiary in respect of the indebtedness of a third party. To the best of our knowledge after due inquiry, the PRC Subsidiary is not liable for any material third-party liabilities.

(ii) Intellectual Property. The PRC Subsidiary owns or otherwise has the legal right to use the trademarks, service marks, trade names, proprietary technology and other intellectual property currently employed by in connection with the business currently operated by it, except for the failure of obtaining the legal rights to such intellectual property which would not, individually or in the aggregate, have a Material Adverse Effect. To the best of our knowledge after due inquiry, the PRC Subsidiary has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the PRC Subsidiary.

Exh C-2

(iii) No Legal Proceedings. To the best of our knowledge, there are no legal, arbitration or governmental proceedings before any PRC Authorities pending, threatened or contemplated against the Company or any Subsidiary or involving the properties, assets or business of, the Company or any Subsidiary, which, if determined adversely to the Company or any Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect.

(iv) PRC Taxes. (A) To the best of our knowledge after due inquiry, the PRC tax laws and regulations applicable to the activities of the Company and the PRC Subsidiary in the PRC (including regulatory fees, capital gain, income, sales, withholding or other taxes and stamp or other issuance or transfer taxes or duties to which the Company or the PRC Subsidiary may apply due to the conduct of activities in the PRC) are assessed or applicable to the Company and the PRC Subsidiary in substantially the same manner as are currently assessed or applicable to any similar enterprise engaging in the solar power business and activities in the PRC and (B) there are no material PRC fees, capital gain, withholding or other taxes that are or will become applicable to the Company and the PRC Subsidiary as a consequence of completion of the Offering that have not been described in the Prospectus.

(v) Title to Assets. Except as disclosed in the Prospectus, the PRC Subsidiary has good and valid title to the assets owned by it, free from any liens, mortgages, charges, encumbrances or other third party rights, except for those which would not have a Material Adverse Effect on the PRC Subsidiary.

D. Underwriting and Deposit Agreements

(i) Submission to Jurisdiction. (A) (i) The Company and each Subsidiary and the PRC Subsidiary, and each of their respective equity holders, can sue and be sued in its own name under the laws of the PRC; (ii) (1) the irrevocable submission of the Company to the non-exclusive jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, United States of America (each, a “New York Court”), (2) the waiver by the Company of any objections to the venue of a proceeding in a New York Court, (3) the waiver and agreement not to plead an inconvenient forum, (4) the waiver of sovereign immunity, and (5) the agreement of the Company that the Underwriting Agreement and the deposit agreement (the “Deposit Agreement”) among the Company, The Bank of New York, as depositary, and the holders from time to time of the American Depositary Receipts (“ADRs”) to be issued under the Deposit Agreement and evidencing the ADSs, shall be governed by and construed in accordance with the laws of the State of New York, in each case is legal, valid and binding under PRC Law; (iii) service of process effected in the manner set forth in the Underwriting Agreement and in the Deposit Agreement will be effective, insofar as the law of the PRC is concerned, to confer valid personal jurisdiction over the Company; and (iv) any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under the Underwriting Agreement or the Deposit Agreement would be enforceable against the PRC Subsidiary in the courts of the PRC, in each case of clauses (i), (ii), (iii) and (iv) above subject to (x) relevant PRC Law including without limitation the PRC Civil Procedural Law and the provisions regarding choice of foreign

Exh C-3

law under PRC General Principles of Civil Law to the effect that choice of foreign law to circumvent compulsory or prohibitive PRC regulatory provisions is invalid under PRC Law, and (y) the conditions described under the caption “Enforceability of Civil Liabilities” in the Prospectus; and (B) under PRC Law, none of the Company or the PRC Subsidiary nor any of their respective properties, assets or revenues in China, and none of the Subsidiaries other than the PRC Subsidiary nor any of their respective properties, assets or revenue in China that are known to us, are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(ii) Indemnification. The indemnification and contribution provisions set forth in the Underwriting Agreement and the Deposit Agreement do not contravene PRC Laws.

(iii) No License Required. The entry into, and performance or enforcement of the Underwriting Agreement in accordance with its terms will not subject the Underwriters to a requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Underwriter be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of PRC law by reason of entry into, performance or enforcement of the Underwriting Agreement or of the consummation of the transactions contemplated in the Prospectus.

E. The Offering

(i) No Consent. Subject to the opinions set forth in the CSRC Opinion, no Approvals of or with any PRC Authorities is required for the Underwriters and the Company in connection with (A) the execution, delivery and performance by the Company of the Underwriting Agreement and the Deposit Agreement, (B) the issuance of the Ordinary Shares represented by the ADSs (the “Offer Shares”) and the deposit of the Offer Shares with the Depositary against issuance of the ADRs evidencing the ADSs, (C) the sale by the Company of the ADSs thereunder, (D) compliance by the Company and the PRC Subsidiary with all of the provisions of the Underwriting Agreement and the Deposit Agreement, (E) the consummation by the Company of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement.

(ii) Absence of Stamp and Other Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to PRC Authorities in connection with (A) the execution, delivery and performance by the Company of the Underwriting Agreement and the Deposit Agreement, (B) the issuance of the Offer Shares and the deposit of the Offer Shares with the Depositary against issuance of the ADRs evidencing the ADSs, (C) the sale by the Company of the ADSs thereunder, (D) compliance by the Company and the PRC Subsidiary with all of the provisions of the Underwriting Agreement and the Deposit Agreement, (E) the consummation by the Company of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement and (F) the resale and delivery by the Underwriters of the ADSs outside the PRC to the initial purchasers thereof as contemplated in the Prospectus.

Exh C-4

(iii) No Conflicts. The (i) execution, delivery and performance by the Company of the Underwriting Agreement and the Deposit Agreement, (ii) issuance of the Offer Shares and the deposit of the Offer Shares with the Depositary against issuance of the ADRs evidencing the ADSs, (iii) sale by the Company of the ADSs thereunder, (iv) compliance by the Company and the PRC Subsidiary with all of the provisions of the Underwriting Agreement and the Deposit Agreement, and (v) consummation by the Company of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the PRC Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, to which the PRC Subsidiary is a party or by which the PRC Subsidiary is bound or to which any of the property or assets of the PRC Subsidiary is subject, (B) result in any violation of the provisions of the Articles of Association, business or other license or any other constitutive document of the PRC Subsidiary or (C) result in the violation of any PRC law or statute or any judgment, order, rule or regulation of any PRC Authorities, except for such violation, breach or default under clauses (A) and (C) which would not, individually or in the aggregate, have a Material Adverse Effect on the PRC Subsidiary and which would not prevent the consummation of the transactions contemplated in clauses (i), (ii), (iii), (iv) and (v) of this paragraph.

(iv) Use of Proceeds. The due application of the net proceeds from the offering of the Offer Shares and ADSs, as described in the Prospectus, will not contravene any provision of PRC Law or the Articles of Association, other constitutive documents or the business license of the PRC Subsidiary or the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon the PRC Subsidiary, or any judgment, order or decree of any PRC Authorities.

(v) Statements in the Prospectus. The statements set forth in the Prospectus under the captions “Risk Factors,” “Dividend Policy,” Enforcement of Civil Liabilities,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Regulation” and “Related Party Transactions,” to the extent such statements relate to matters of PRC Law, are true and accurate in all material respects, and nothing has been omitted from such statements which would make the same misleading in any material respect.

Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus or the Prospectus (except as otherwise specifically stated in opinion E(v) above), we have no reason to believe that (i) as of its effective date, the Registration Statement (other than the financial statements and related schedules therein, as to which we do not express any opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) or, as of 5:30.m. (New York time) on the Pricing Date or the date hereof, the Pricing Disclosure Package (other than the financial statements and related schedules therein, as to which we do not express any opinion), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) as of the date of the Prospectus or the date hereof, the Prospectus (other than the financial statements and related schedules therein, as to which we do

Exh C-5

not express any opinion) or any amendment or supplement thereto, as of its issue date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

F. CSRC Opinions

We are of the opinion that in connection with the consummation of the Transactions, the Company shall not be required, under the New M&A Regulations, to obtain the approval of the CSRC for the following reasons:

(a) The Company is not an “SPV” as defined under the New M&A Regulations. According to the New M&A Regulations, only overseas securities offerings/listings by SPVs require CSRC approval. According to Section 39 of the New M&A Regulations, an “SPV” is an overseas company controlled directly or indirectly by PRC companies or individuals and formed for overseas listing purposes through acquisitions of PRC “domestic companies”. According to Section 2 of the New M&A Regulations, “domestic companies” means domestic entities without foreign investments. Changzhou Trina Solar Energy Co., Ltd., 100% of the equity of which was acquired by the Company pursuant to a restructuring exercise (the “Acquisition”), subsequent to which it became a wholly owned subsidiary of the Company (the “PRC Subsidiary”), was a foreign-invested entity prior to the Acquisition and therefore was not a “domestic company” within the meaning of Section 2 of the New M&A Regulations. As a result, the Company was not and is not an “SPV” within the meaning of Section 39 of the New M&A Regulations and, consequently, the Company shall not be required under the New M&A Regulations to obtain the approval of the CSRC in connection with the consummation of the Transactions.

(b) The Acquisition took place before the New M&A Regulations took effect. Sections 44 to 47 of the New M&A Regulations provide that an SPV which intends to acquire a domestic company for the purpose of carrying out an overseas listing of the securities of such SPV within twelve (12) months following the date of the consummation of such acquisition is required to obtain approvals from MOC, CSRC and other government authorities with respect to such acquisition and the subsequent overseas securities listing. However, while there is no specific provision under the New M&A Regulations which excludes the retroactive effect thereof, in our opinion, the New M&A Regulations do not have retroactive effect. Therefore, under the New M&A Regulations, if the acquisition of a “domestic company” by an SPV were consummated prior to the effective date of the New M&A Regulations, September 8, 2006, then the subsequent overseas listing of such SPV would not require CSRC approval. In the case of the Company, the Acquisition was consummated on April 20, 2006, prior to the effective date of the New M&A Regulations. Consequently, the Company shall not be required, under the New M&A Regulations, to obtain the approval of the CSRC in connection with the consummation of the Transactions.

Exh C-6

Exhibit D

FORM OF OPINION OF SELLING SHAREHOLDERS’ LOCAL COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(e)

1. Each Selling Shareholder is a [company][trust] duly [incorporated][organized] under its jurisdiction of [incorporation][organization], in good standing and validly existing under the laws of such jurisdiction, and possesses the capacity to sue and be sued in its own name.

2. No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency in such jurisdiction is necessary or required to be made or obtained by the Selling Shareholders for the performance by the Selling Shareholders of their respective obligations under the Underwriting Agreement or in the Powers of Attorney or the Custody Agreements, or in connection with the offer, sale or delivery of the Securities.

3. Each Power of Attorney and each Custody Agreement has been duly authorized, executed and delivered by the respective Selling Shareholder named therein and constitutes the valid and binding agreement of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms.

4. The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Shareholder and constitutes the valid and binding agreement of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms.

5. The Attorney-in-Fact has been duly authorized by the Selling Shareholders to deliver the Securities on behalf of the Selling Shareholders in accordance with the terms of the Underwriting Agreement.

6. The execution, delivery and performance of the Underwriting Agreement, the Powers of Attorney and the Custody Agreements and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement and compliance by the Selling Shareholders with their obligations under the Underwriting Agreement have been duly authorized by all necessary action on the part of the Selling Shareholders and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Shareholders pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement governed by the law of such jurisdiction to which any Selling Shareholder is a party or by which they may be bound, or to which any of the property or assets of the Selling Shareholders may be subject nor will such action result in any violation of the provisions of the [charter or by-laws] of the Selling Shareholders, or any law, administrative regulation, judgment or order of any governmental agency or body of such jurisdiction or any administrative or court decree having jurisdiction over the Selling Shareholders or any of their properties.

Exh D-1

7. Each Selling Shareholder has valid title to the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities and other encumbrances, and each Selling Shareholder has the legal right and power, and all authorization and approval required by law, to enter into the Underwriting Agreement and the Power of Attorney and Custody Agreement of such Selling Shareholder and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder. Upon delivery of such Securities in the manner proved for in the Underwriting Agreement in exchange for payment therefor pursuant thereto, valid title to such Securities will pass to the Underwriters, free and clear of all security interests, claims, liens, equities and other encumbrances.

8. No taxes, fees or charges are payable (either by direct assessment or withholding) to the government or other taxing authority in such jurisdiction under the laws of such jurisdiction in connection with (i) the execution, delivery, performance or enforcement of the Underwriting Agreement, the Custody Agreements or the Powers of Attorney or (ii) payments made under, or pursuant to, the Underwriting Agreement, the Custody Agreements or the Powers of Attorney.

9. The courts of such jurisdiction will observe and give effect to the choice of New York law as the governing law of the Underwriting Agreement, the Custody Agreements and the Powers of Attorney. The submission by each Selling Shareholder to the non-exclusive jurisdiction of the U.S. federal and New York State courts located in the Borough of Manhattan, in the City of New York, New York and the waiver of any objection to venue in the Underwriting Agreement and the appointment therein of an agent to accept service of process in such jurisdiction are legal, valid and binding on such Selling Shareholder.

10. The courts of such jurisdiction will recognize as a valid judgment, a final and conclusive judgment obtained in U.S. federal or New York State courts based upon the Underwriting Agreement or the Custody Agreements under which a sum of money is payable and would give a judgment based thereon.

11. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement, the Custody Agreements or the Powers of Attorney that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in such jurisdiction.

12. None of the Selling Shareholders or any of their respective assets is entitled to any immunity under the laws of such jurisdiction, on the grounds of sovereign immunity or otherwise, from any legal proceedings in such jurisdiction for the giving of any relief or the enforcement of any judgment arising out of or in connection with the Underwriting Agreement, the Custody Agreements or the Powers of Attorney.

Exh D-2

Exhibit E

FORM OF OPINION OF SELLING SHAREHOLDERS’ U.S. COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(f)

1. This Agreement has been duly executed and delivered by an Attorney-in-Fact under the Powers of Attorney on behalf of the Selling Shareholders in accordance with the laws of the State of New York.

2. Each of the Custody Agreements and the Powers of Attorney has been duly executed and delivered by the Selling Shareholders in accordance with the laws of the State of New York.

3. Each of the Powers of Attorney and the Custody Agreements constitutes a legally valid and binding obligation of each Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms.

4. The execution and delivery of the Custody Agreements and the Powers of Attorney by the Selling Shareholders do not, the execution and delivery of this Agreement by an Attorney-in-Fact under the Powers of Attorney on behalf of the Selling Shareholders do not, and the deposit of the Ordinary Shares with the Depositary by the Selling Shareholders against issuance of the ADRs evidencing the ADSs and the sale of the ADSs by the Selling Shareholders to you and the other Underwriters pursuant to this Agreement do not [on the date hereof]:

(i) violate any United States federal or New York statute, rule or regulation applicable to such Selling Shareholder; or

(ii) require any consents, approvals or authorizations to be obtained by such Selling Shareholder from, or any registrations, declarations or filings to be made by such Selling Shareholder with, any governmental authority under any United States federal or New York statute, rule or regulation applicable to such Selling Shareholder on or prior to [the date hereof] that have not been obtained or made; or

5. Pursuant to Section 13 of this Agreement, under the laws of the State of New York each of the Selling Shareholders has validly (i) chosen New York law to govern its respective rights and duties under this Agreement, (ii) submitted to the personal jurisdiction of any state or federal courts located in the Borough of Manhattan, The City of New York in connection with an action or proceeding arising out of or related to this Agreement, (iii) to the extent permitted by law, waived any objection to the venue of a proceeding in any such court and (iv) appointed CT Corporation System as its initial authorized agent for the purpose described in Section 13 of this Agreement. Service of process in the manner set forth in Section 13 of this Agreement will be effective to confer valid personal jurisdiction over the Selling Shareholders in connection with an action or proceeding arising out of or related to this Agreement in any such court.

6. Upon indication by book entry that the ADSs have been credited to a securities account maintained by the Representative at the Depository Trust Company and payment therefor in accordance with this Agreement, the Representative will acquire a securities

Exh E-1

entitlement on behalf of the several Underwriters with respect to the ADSs and, under the Uniform Commercial Code as in effect on [the date hereof] in the State of New York, an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted against the Representative.

Exh E-2

Exhibit F

FORM OF OPINION OF U.S. COUNSEL TO THE DEPOSITARY

TO BE DELIVERED PURSUANT TO SECTION 5(h)

(i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity.

(ii) The Depositary has full power and authority and legal right to execute and deliver the Deposit Agreement and to perform its obligations thereunder.

(iii) Upon execution and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of Shares in accordance with the provisions of the Deposit Agreement, the ADSs will be validly issued and will entitle the holders of the ADSs to the rights specified in those ADRs and in the Deposit Agreement.

(iv) The legal entity for the issuance of ADRs filed a registration statement for the ADSs on Form F-6 (the “ADS Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and the staff of the Securities and Exchange Commission (the “Commission”) has informed us that the Commission declared the ADS Registration Statement effective, and, to the best of our knowledge, no stop order suspending the effectiveness of the ADS Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act and the ADS Registration Statement as of its effective date complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

Exh F-1

Exhibit G

FORM OF LOCK-UP LETTER

Merrill Lynch, Pierce, Fenner & Smith Incorporated	•, 2007

as Representative of the several Underwriters

4 World Financial Center

250 Vesey Street

New York, New York 10080

Re: Proposed Primary and Secondary Public Offering by Trina Solar Limited

Dear Sirs:

The undersigned, a shareholder [and an officer and/or director] of Trina Solar Limited, a Cayman Islands corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Representative”), on behalf of the several Underwriters, proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and certain of the Company’s shareholders, providing for the public offering of the Company’s Ordinary Shares, par value $0.00001 per share (the “Ordinary Shares”), and American Depositary Shares (“ADSs”), each representing 100 of the Company’s Ordinary Shares. In recognition of the benefit that such offering will confer upon the undersigned as a shareholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriters that, during a period of 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any ADSs or Ordinary Shares or any securities convertible into or exchangeable or exercisable for ADSs or Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the United States Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Ordinary Shares or ADSs or other securities, in cash or otherwise.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period,

Exh G-1

the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representative to the Company (in accordance with Section [15] of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this letter during the period from the date of this letter to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned hereby consents and agrees to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities in violation of the restrictions set forth in this letter during the Lock-Up Period (as may be extended under the second previous paragraph).

Notwithstanding the foregoing, a transfer of Ordinary Shares or ADSs to a family member of the undersigned, or a trust or an entity beneficially owned by the undersigned or a family member of the undersigned, may be made prior to the expiration of the Lock-Up Period without prior consent from the Representative, provided that the transferee agrees in writing to be bound by the terms of this letter prior to such transfer and such transfer shall not involve a disposition for value.

Very truly yours,

Signature:
Print Name:

[ACKNOWLEDGEMENT AND AGREEMENT OF BENEFICIAL OWNER1

The undersigned beneficial owner of securities of [shareholder] hereby acknowledges and agrees that the restrictions set forth in this letter shall apply mutatis mutandis to it with respect to such securities.

Very truly yours,

Signature:
Print Name:	]

[1]	To be completed by any person who beneficially owns more than 50% of the interests in the shareholder of the Company signing this letter.

Exh G-2